Exhibit 99.1

G&K Services Reports Fiscal 2003 Fourth Quarter and Total Year Results

    MINNEAPOLIS--(BUSINESS WIRE)--Aug. 12, 2003--G&K Services, Inc. (Nasdaq:GKSRA), today reported revenue for the fourth quarter ended June 28, 2003, of $179.6 million, up 5.0 percent over the $171.0 million reported in the fourth fiscal quarter last year. Earnings per diluted share totaled $0.37 for the quarter compared to $0.47 during the prior-year period.
    Revenue for fiscal 2003 totaled $705.6 million versus $677.6 million last year, a 4.1 percent increase. Earnings per diluted share for the year were $1.63 compared to $1.85 last year.
    "Fiscal 2003 marked a year of significant operational achievements for G&K," said Thomas Moberly, G&K's chief executive officer. "In a year of continued economic weakness and declining employment levels, we aggressively and prudently focused on improving our operational effectiveness. We closed a number of plants to improve plant utilization and reduced expenses to address the impact of lost uniform wearers within existing accounts. At the same time, we improved our new account and existing account sales productivity. We strengthened our management team at all levels. And finally, we generated record levels of cash flow through solid earnings, effective working capital management and prudent capital spending."
    Fourth quarter revenue from G&K's rental business increased to $173.5 million, up 4.8 percent over the prior-year period and up 1.4 percent over the third quarter. The company's organic industrial rental growth rate improved from negative 2.5 percent in the third quarter to negative 1.0 percent in the fourth quarter. The organic industrial rental growth rate is calculated using industrial rental revenue adjusted for foreign currency exchange rate differences and revenue from newly acquired locations compared to prior-period results. Direct sale revenue increased to $6.1 million, up 11.9 percent for the quarter.
    Gross margin from rental operations for the quarter was 36.3 percent versus 38.9 percent for the prior-year quarter. The decrease reflects higher costs for energy, acquisition integration and plant consolidation expenses, employee benefit costs and lost margin from lower employment levels within our customer base. Increased volume in our direct sale business helped drive gross margin from direct sales to 26.8 percent, up from 21.7 percent in the prior-year period.
    Selling, general and administration expenses were 21.7 percent of consolidated revenue compared to 21.6 percent in the same period last year.
    "Our fourth quarter results reflect the initiatives we have been pursuing during the past few quarters, particularly the improvement in our organic industrial rental growth rate," said Richard Marcantonio, G&K's president and chief operating officer. "We improved our organic growth rate during the quarter by 150 basis points over the third quarter. Our continued focus on penetrating existing accounts with products and services in addition to improving new account sales productivity drove the momentum in our organic revenue growth rate during the fourth quarter."
    The company reported solid cash flow for the year. Cash flows from operations totaled $96.9 million, up 21.6 percent over the prior year. Free cash flow, which is cash provided by operating activities less capital expenditures, was $65.5 million for the year compared to $50.5 last year, an increase of 29.7 percent and represented the most free cash flow generated in the history of the company. Capital expenditures for the year were $31.4 million compared to $29.2 million in the prior-year.
    "While we eagerly await an upturn in the economy where employment levels stabilize and begin to grow, we are encouraged about our position to achieve revenue and earnings growth in fiscal 2004," Moberly said. "The actions we took during fiscal 2003, especially around plant consolidation and expense reduction, will provide momentum in fiscal 2004 and beyond."

    Outlook

    The company continues to monitor the impact of economic conditions, particularly employment trends, on its financial performance. Given continued uncertainty in the direction of the economy, the company provided the following guidance for the first quarter of fiscal 2004. The company expects fiscal 2004 first quarter revenue to be in the range of $177.0 million to $180.0 million and earnings per share to be between $0.37 and $0.39.
    As previously reported, the company changed the classification of certain customer billings. The changes, which did not impact current or historical net income or stockholders' equity, were related to the income statement reclassification of customer billings for lost and damaged merchandise. These billings, which previously were recorded as a reduction of cost of rental operations, are now recorded as rental revenue. This accounting classification is more consistent with recent accounting pronouncements regarding revenue recognition and is also consistent with the treatment used by other large companies in the uniform rental industry. The result of this change increased rental revenue by $15.0 million in the fourth quarter and $12.9 million in the prior-year quarter. All previously reported amounts have been reclassified for comparability.
    The company will conduct a conference call today beginning at 10:00 a.m. Central Time. The call will be webcast and can be accessed through the Web site www.gkservices.com (on the Investor Relations page, click on the Web cast icon and follow the instructions). A replay of the call will be available through September 9, 2003. The financial and statistical information contained in the call, which consist of the financial tables below, may also be accessed on the Web site www.gkservices.com (on the Investor Relations page, click on the News Release button).
    The Private Securities Litigation Reform Act of 1995 (the "Act") provides companies with a "safe harbor" when making forward-looking statements as a way of encouraging them to furnish their shareholders with information regarding expected trends in their operating results, anticipated business developments and other prospective information. Statements made in this press release concerning our intentions, expectations or predictions about future results or events are "forward-looking statements" within the meaning of the Act. These statements reflect our current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which could be material and adverse. Given that circumstances may change, and new risks to the business may emerge from time to time, having the potential to negatively impact our business in ways we could not anticipate at the time of making a forward-looking statement, you are cautioned not to place undue reliance on these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
    Some of the factors that could cause actual results or events to vary from stated expectations include, but are not limited to, the following: unforeseen operating risks; the effects of overall economic conditions; fluctuations in costs of insurance and energy; acquisition integration costs; the performance of acquired businesses; preservation of positive labor relationships; competition, including pricing, within the corporate identity apparel and facility services industry; and the availability of capital to finance planned growth. Additional information concerning potential factors that could affect future financial results is included in our Annual Report on Form 10-K for the fiscal year ended June 29, 2002.

    About G&K Services, Inc.

    Headquartered in Minneapolis, Minnesota, G&K Services, Inc. is a market leader in corporate identity apparel programs and facility services in the United States, and is the largest such provider in Canada. G&K operates over 130 processing facilities and branch offices, serving more than 160,000 customers.

                    - Financial tables to follow -

CONSOLIDATED STATEMENTS OF OPERATIONS
G&K Services, Inc. and Subsidiaries

                                 For the Three       For the Twelve
                                 Months Ended        Months Ended
                               ---------------------------------------
                                June 28,  June 29,  June 28,  June 29,
(U.S. dollars, in thousands,
 except per share data)           2003      2002      2003      2002
----------------------------------------------------------------------
Revenues
 Rental operations (footnote 1)$173,544  $165,566  $681,693  $656,121
 Direct sales                     6,073     5,425    23,895    21,470
----------------------------------------------------------------------
   Total revenues               179,617   170,991   705,588   677,591
----------------------------------------------------------------------
Operating Expenses
 Cost of rental operations      110,480   101,135   426,564   403,110
 Cost of direct sales             4,445     4,250    17,939    15,672
 Selling and administrative      38,919    36,990   154,471   146,295
 Depreciation and amortization    9,711     9,113    37,695    35,653
----------------------------------------------------------------------
   Total operating expenses     163,555   151,488   636,669   600,730
----------------------------------------------------------------------
Income from Operations           16,062    19,503    68,919    76,861
 Interest expense                 3,493     3,374    13,691    13,609
----------------------------------------------------------------------
Income before Income Taxes       12,569    16,129    55,228    63,252
 Provision for income taxes       4,902     6,371    21,539    24,985
----------------------------------------------------------------------
Net Income                       $7,667    $9,758   $33,689   $38,267
----------------------------------------------------------------------
 Basic weighted average number
  of shares outstanding          20,618    20,538    20,585    20,505
Basic Earnings Per Common Share   $0.37     $0.48     $1.64     $1.87
----------------------------------------------------------------------
 Diluted weighted average
  number of shares outstanding   20,645    20,808    20,691    20,660
Diluted Earnings Per Common
 Share                            $0.37     $0.47     $1.63     $1.85
----------------------------------------------------------------------
Dividends per share             $0.0175   $0.0175   $0.0700   $0.0700


Footnote 1: Revenue Recognition
During the third quarter, the company changed its income statement classification of customer billings for lost and damaged merchandise to a more preferable method of reporting. These billings, which previously were recorded as a reduction of cost of rental operations, are now recorded as rental revenue. This accounting classification is more consistent with recent accounting pronouncements regarding revenue recognition and is also consistent with the treatment used by other large companies in the uniform rental industry. This change increased rental revenue by $14,967 in the current quarter and $12,915 in the prior-year quarter. This change increased rental revenue by $55,586 in the current year-to-date period and $51,685 in the prior-year year-to-date period. This reclassification did not impact current or historical net income or stockholders' equity.



                CONSOLIDATED CONDENSED BALANCE SHEETS
                 G&K Services, Inc. and Subsidiaries

                                                 June 28,    June 29,
(U.S. dollars, in thousands)                       2003        2002
----------------------------------------------------------------------
ASSETS
Current Assets
 Cash and cash equivalents                        $11,504      $9,986
 Accounts receivable, net                          69,839      66,555
 Inventories                                       95,853      91,733
 Prepaid expenses                                  14,848      17,536
----------------------------------------------------------------------
         Total current assets                     192,044     185,810
----------------------------------------------------------------------

Property, Plant and Equipment, net                250,757     230,530
Other Assets                                      336,005     265,359
----------------------------------------------------------------------
                                                 $778,806    $681,699
----------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Accounts payable                                 $20,228     $17,361
 Accrued expenses                                  68,679      52,026
 Deferred income taxes                             13,459      11,157
 Current maturities of long-term debt              14,430       9,443
----------------------------------------------------------------------
         Total current liabilities                116,796      89,987
----------------------------------------------------------------------

Long-Term Debt, net of current maturities         236,731     214,977
Deferred Income Taxes                              28,667      21,570
Other Noncurrent Liabilities                       16,343      15,007
Stockholders' Equity                              380,269     340,158
----------------------------------------------------------------------
                                                 $778,806    $681,699
----------------------------------------------------------------------



           CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                 G&K Services, Inc. and Subsidiaries

                                           For the Twelve Months Ended
                                           ---------------------------
                                              June 28,       June 29,
(U.S. dollars, in thousands)                    2003           2002
----------------------------------------------------------------------
Operating Activities:
 Net income                                    $33,689        $38,267
 Adjustments to reconcile net income to
  net cash provided by operating
  activities -
 Depreciation and amortization                  37,695         35,653
 Deferred income taxes                           4,636           (312)
 Amortization of deferred compensation -
  restricted stock                                 990            937
 Changes in current operating items,
  exclusive of  acquisitions                    16,868          5,807
 Other, net                                      3,035           (673)
----------------------------------------------------------------------
Net cash provided by operating
 activities                                     96,913         79,679
----------------------------------------------------------------------
Investing Activities:
 Property, plant and equipment
  additions, net                               (31,403)       (29,156)
 Acquisitions of business assets and
  other                                        (90,139)       (70,933)
----------------------------------------------------------------------
Net cash used for investing activities        (121,542)      (100,089)
----------------------------------------------------------------------
Financing Activities:
 Proceeds from debt financing                  178,464        125,918
 Repayments of debt financing                 (151,667)      (110,322)
 Cash dividends paid                            (1,455)        (1,445)
 Sale of common stock                              655          1,040
----------------------------------------------------------------------
Net cash provided by financing
 activities                                     25,997         15,191
----------------------------------------------------------------------
Increase (Decrease) in Cash and Cash
 Equivalents                                     1,368         (5,219)
Effect of Exchange Rates on Cash                   150           (112)

Cash and Cash Equivalents:
 Beginning of period                             9,986         15,317
----------------------------------------------------------------------
 End of period                                 $11,504         $9,986
----------------------------------------------------------------------

    CONTACT: G&K Services, Inc., Minneapolis
             Jeffrey L. Wright, 952-912-5500
             or
             Glenn L. Stolt, 952-912-5500